Exhibit B-9

         AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                OF

             WOLF CREEK NUCLEAR OPERATING CORPORATION

     We, Neil S. Carns, President, and Warren B. Wood, Secretary, of Wolf Creek Nuclear Operating Corporation. a corporation existing under the laws of the State of Delaware, do hereby certify as follow:

     FIRST: That the name of the corporation is Wolf Creek Nuclear Operating Corporation.

     SECOND: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 14th day of April, 1986, and a Restated
Certificate of Incorporation of the Corporation was flied with the Secretary of State, Dover, Delaware, on the 12th day of December,
1986.

     THIRD: That the amendments to and the restatement of the Certificate of Incorporation herein reflected have been duly adopted in accordance with the provisions of Sections 243 and 242 of the General Corporation Law of the State of Delaware and in the manner prescribed by Section 228 of the General Corporation Law, unanimous written consent to said amendments and restatement having been given by all Stockholders of the Corporation.

     FOURTH: That the text of the Certificate of Incorporation of said Wolf Creek Nuclear Operating Corporation is hereby amended and restated to read in full as follows:

         AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                OF

             WOLF CREEK NUCLEAR OPERATING CORPORATION

                           ARTICLE FIRST

     The name of the Corporation is Wolf Creek Nuclear Operating
Corporation.

                          ARTICLE SECOND

     Its registered office in the State of Delaware is to be located at 32 Loockerman Square. Suite L-100, in the City of Dove
County of Kent The name of its registered agent at such address is United States Corporation Company.

                           ARTICLE THIRD

     The nature of the business or purposes so be conducted or promoted is to operate, maintain, repair, decontaminate and decommission the Wolf Creek Generating Station as agent for the owners of the Station and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                          ARTICLE FOURTH

     (1) The aggregate number of shares of capital stock which this corporation shall have authority to issue shall be 100 shares of Common Stock. No additional shares of capital stock of the Corporation shall be authorized and issued.

     (2) The shares of capital stock of the Corporation will be divided into three classes of Common Stock as follows: forty-seven
(47) shares of 'Class A Stock", with a par value of One Dollar ($1) per share; forty-seven (47) shares of the "Class B Stock", with a par value of One Dollar ($1) per share; and six (6) shares of "Class C Stock", with a par value of One Dollar ($1) per share.

     (3) The shares of all classes of Common Stock shall be entitled in all respects to equal rights and privileges, except for voting rights as expressly set forth in this Article.

          (i) The Board of Directors shall consist of four (4) directors. With respect to the election of directors, holders of Class A Stock shall vote as a separate class and be entitled to elect one (1) director (the "Class A Director"); holders of Class B Stock shall vote as a separate class and be entitled to elect one (1) director (the "Class B Director"); and holders of Class C Stock shall vote as a separate class and be entitled to elect one (1) director (the "Class C Director"). Each class shall act by a majority vote of its shareholders in electing the director for the class. The remaining director (the "Fourth Director") shall be elected by the unanimous vote of all shareholders of all classes of Common Stock voting together as a single class.

          (ii) Each of the Class A, Class B and Class C directors shall serve for a term of one (1) year and until his respective successor shall be elected and shall qualify. The holders of any class of Common Stock may, voting as a separate class, remove, with or without cause, the director who was originally elected by the shareholders of such class, voting as a separate class. The Fourth Director shall serve at the pleasure of the shareholders. At a meeting of the shareholders called for such purpose, the Fourth Director may be removed with or without cause by the holders of a majority of shares of all classes of common Stock voting together as a single class.

          (iii) In the event a vacancy occurs on the Board of Directors, that vacancy shall be filled only by a separate vote of the holders of that class of Common Stock which had elected the original director, except for filling a vacancy in the position held by the Fourth Director, which shall be filled in the same manner as the Fourth Director was elected.

          (iv) The holders of Class A Stock, Class B Stock, and Class C Stock shall in all matters, except as provided for in the General Corporation Law of Delaware, this Certificate of Incorporation or the By-Laws, vote together as a single class with each such share entitled to one vote.

          (4) All one hundred (100) shares of Common Stock shall be issued to the owners of Wolf Creek Generating Station proportionately in accordance with their respective ownership interests in Wolf Creek Generating Station Unit No. 1 under the Wolf Creek Station Ownership Agreement dated December 28, 1981, as amended prior to the date of such issuance.

          (5) No shareholder shall have the right or power to pledge, hypothecate, sell or otherwise dispose of any shares of stock in this Corporation (except as additional security under the provisions of any mortgage indenture with respect to its ownership interest in Wolf Creek Generating Station Unit No. 1) unless and to the same extent its respective ownership share in the Wolf Creek Generating Station Unit No. 1 should change. In such event, the holder will surrender or cause to be surrendered its certificate representing shares of Common Stock to the Corporation for reissuance in accordance with Section (4) of this Article and the Corporation's By-Laws. Unless and until its respective ownership interest in the Wolf Creek Generating Station Unit No. 1 should change (in which case such holder will surrender or cause to be surrendered its certificate representing shares of Common Stock to the Corporation for reissuance in accordance with Section (4) of this Article and the Corporation's By-Laws), each of the following entities shall own and hold all of the following classes of shares of Common Stock of the Corporation:

     Kansas Gas and Electric Company         - Class A Shares
     Kansas City Power & Light Company       - Class B Shares
     Kansas Electric Power Cooperative. Inc. - Class C Shares

                           ARTICLE FIFTH

     (1) At all meetings of the Board of Directors, the Class A Director shall have forty-seven (47) votes, the Class B Director shall have forty-seven (47) votes, the Class C Director shall have six (6) votes, and the Fourth Director shall have one (1) vote.

     (2) At all meetings of the Board of Directors, a majority of the full number of Directors prescribed by Article Fourth of this Certificate of Incorporation shall be required to constitute a quorum for the transaction of business, even though there may be one or more vacancies on the Board of Directors. All actions taken by the Board of Directors shall require a majority of the votes of the Directors present at any meeting of the Board of Directors at which there is a quorum, provided that such majority must include the votes of Directors who have been elected by the holders of two
(2) or more different classes of Common Stock voting as separate classes.

                           ARTICLE SIXTH

     The Corporation is to have perpetual existence.

                          ARTICLE SEVENTH

     Subject to the provisions of the laws of the State of Delaware, the following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation, and for defining, limiting and regulating the powers of the Corporation, the Directors and the stockholders:

     (a) The books of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

     (b) The business and affairs of the Corporation shall be managed by its Board of Directors.

     (c) The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; and all rights herein conferred are granted subject to this reservation; provided, that no such amendment, alteration, change, addition to or repeal of any provision hereof shall be made without the unanimous approval of the holders of all shares of all classes of Common Stock of the Corporation.

     (d) In implementation of the Laws of 1986 of the State of Delaware and of the amendments of Sections 102 and 145 of the General Corporation Law of the State of Delaware effected by said
Laws of 1986,

          (1) Directors of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of a Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, (iv) for any transaction from which the Director derived an improper personal benefit, or (v) for any act or omission occurring prior to April 14, 1986.

          (2) Directors, officers and employees of the Corporation shall receive indemnification and advancement of expenses to the fullest extent authorized by Section 145 of Title 8 of the Delaware code as so amended.

                      IN WITNESS WHEREOF, we have signed this
Certificate this 23 day of December, 1993.

                              /s/ Neil S. Carns
                              Neil S. Carns President

[SEAL]


ATTEST:

/s/ Warren B. Wood
Warren B. Wood, Secretary